                                                                     EXHIBIT 4.6


         THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO THE DISTRIBUTION HEREOF OR OF THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. NEITHER THIS WARRANT NOR THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF MAY BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SALE OF THE SECURITIES UNDER THE SECURITIES ACT OF 1933 OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO TECHNEST HOLDINGS, INC. AS TO AN EXEMPTION THEREFROM.

                            Warrant to Subscribe for
                              ______ Common Shares



                             STOCK PURCHASE WARRANT

                     To Subscribe for and Purchase Stock of

                             TECHNEST HOLDINGS, INC.

                                   __________

1.       ISSUE; NUMBER OF SHARES SUBJECT TO WARRANT.
         -------------------------------------------

         THIS CERTIFIES that, for value received, [NAME OF WARRANT HOLDER] or registered assigns is entitled to subscribe for and purchase from Technest Holdings, Inc., a Nevada corporation (the "COMPANY"), at the Purchase Price (as hereinafter defined) at any time during the period from the date hereof to and including the close of business on January__, 2010 up to [NUMBER OF SHARES SUBJECT TO WARRANT] fully paid and nonassessable shares (the "COMMON SHARES") of the Common Stock, $0.001, par value per share ("COMMON STOCK"), of the Company for $.03078 per share (the "PURCHASE PRICE"); SUBJECT, HOWEVER, to the provisions and upon the terms and conditions hereinafter set forth.

2.       EXERCISE; ISSUE DATE; DELIVERY OF COMMON SHARES; UNEXERCISED PORTION.
        ---------------------------------------------------------------------

         (a) Subject to the availability of sufficient authorized shares of Common Stock for issuing at the time of exercise. the rights represented by this Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional Common Share), by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company, at (or such other office or agency of the Company, as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Company) together with payment to the Company (a) by certified bank or cashier's check of the purchase price for the Common Shares issuable upon such exercise or
(b) in accordance with SECTION 2(b) below. The Company agrees that the Common Shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such Common Shares. Certificates for the Common Shares so purchased shall be delivered to the holder hereof within a reasonable time, not exceeding three (3) Trading Days (as hereinafter defined), after the rights represented by this Warrant shall have been so exercised, and unless this Warrant has expired, a new Warrant exercisable for the number of Common Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such time. "Trading Day" means a day on which the Common Stock is quoted on the OTC Bulletin Board or traded on the NASDAQ Stock Market, the New York Stock Exchange or the American Stock Exchange or if the Common Stock is not quoted or listed a day on which commercial banks are open for business in New York City.

         (b) If a registration statement covering the Common Shares is not declared effective within four (4) months from the date this Warrant is issued or if it ceases to be effective for any period of time after four (4) months from the date this Warrant is issued, then the holder may surrender this Warrant to the Company together with a notice of net exercise, in which event the Company shall issue to the holder a number of Common Shares (the "ISSUED SHARES") equal to the total number of Common Shares issuable hereunder LESS the number of Common Shares having an aggregate market value (defined as the average closing sale price of the Common Stock for the five (5) trading days immediately prior to the Exercise Date as reported by Bloomberg Information Systems, Inc. or any successor to its function of reporting stock prices) equal to the aggregate exercise price of the Issued Shares. The Holder may not exercise this Warrant pursuant to the terms of this Section 2(b) at any time there is a registration statement covering the resale of the Common Shares with a current prospectus available.

         (c) Notwithstanding anything to the contrary contained herein, the number of Common Shares that may be acquired by the holder of this Warrant upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. By written notice to the Company, a holder of this Warrant may waive the provisions of this Section 3(b) as to itself but any such waiver will not be effective until the 61st day after delivery thereof. By written notice to the Company, a holder may waive the provisions of this SECTION 2(c) as to itself but any such waiver will not be effective until the 61st day after delivery thereof and such waiver shall have no effect on any other holder PROVIDED THAT, in no event shall the number of shares of Common Stock that may be acquired by a holder and its affiliates (including, but not limited to, any person who may be deemed an affiliate for purposes of aggregation under Rule 144(e) promulgated under the Securities Act of 1933, as amended) exceed 9.999% of the outstanding shares of the Markland Common Stock following such conversion.

3.       COMMON SHARES FULLY PAID; RESERVATION OF COMMON SHARES; LISTING.

         The Company covenants and agrees that all Common Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company shall use its best efforts to effect a reverse split of its outstanding shares of Common Stock sufficient to provide for the exercise of the rights represented by this Warrant. After such reverse split, the Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved, a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant, and will at its expense upon each such reservation of shares use its best efforts to procure the listing thereof on all public trading markets on which the Common Stock of the Company is then listed.

4.       TAXES.

         The issue of stock certificates on any exercise of this Warrant shall be made without charge to the holder of the Warrant for any documentary stamp tax in respect of the issue thereof. The Company shall not, however, be required to pay any documentary stamp tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of the Warrant and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

5.       FRACTIONAL SHARES.

         The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrant, but in respect of any fraction of a share of Common Stock, it will make a payment in cash based on the then excess of the Fair Market Value (as hereinafter defined) of a share of Common Stock over the warrant Purchase Price. "Fair Market Value" means the last reported closing price of the Common Stock on the NASDAQ Stock Market or any national securities exchange on which the Common Stock is traded on the date of exercise of this Warrant, or, if the Common Stock is not traded on the NASDAQ Stock Market or a national securities exchange, the mean of the reported high bid and low asked prices of the Common Stock in the over-the-counter bulletin board on the date of exercise of this Warrant, or, if not so traded, as determined in good faith by, or at the direction of, the Board of Directors of the Company.

6.       ADJUSTMENTS TO PURCHASE PRICE.

         The above provisions are, however, subject to the following:

         (a) The Purchase Price shall be subject to adjustment from time to time as hereinafter provided. The term "Purchase Price" shall mean, unless and until any such adjustment shall occur, the Purchase Price resulting from such adjustment and any other previous adjustments.

         Upon each adjustment of the Purchase Price resulting from (i) the declaration of a dividend upon, or the making of any distribution in respect of, any stock of the Company payable in Common Stock (and subject to the provisions of PARAGRAPH (d) below) or any stock or other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "CONVERTIBLE SECURITIES"), or (ii) the reclassification, subdivision or combination of the Common Stock into a greater or smaller number of shares (and subject to the provisions of PARAGRAPH (e) below), the holder of this Warrant shall thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment.

         (b) In case the Company shall declare a dividend upon the Common Stock payable otherwise than out of earnings or surplus (other than paid-in surplus) or otherwise than in Common Stock or Convertible Securities, the Warrant Purchase Price per share of the Common Stock shall be adjusted as determined in good faith by the Board of Directors of the Company. For the purposes of the foregoing a dividend other than in cash shall be considered payable out of earnings or surplus (other than paid-in surplus) only to the extent that such earnings or surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Company. Such reductions shall take effect as of the date on which a record is taken for the purpose of such dividend, or, if a record is not taken, the date as of which the holders of Common Stock of record entitled to such dividend are to be determined.

         (c) In case the Company shall at any time issue shares of Common Stock in a stock dividend, stock distribution, or subdivision, the Purchase Price in effect immediately prior to such issuance shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined or consolidated into a smaller number of shares by reclassification or otherwise, the Purchase Price in effect immediately prior to such combination shall be proportionately increased.

         (d) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger or amalgamation of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, amalgamation or sale, lawful and adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Common Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, (i) such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Common Shares equal to the number of Common Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger, amalgamation or sale not taken place, and (ii) if such consolidation, merger, sale, transfer or other disposition is with any person (or any affiliate of such person) who shall have made a purchase, tender or exchange offer which was accepted by the holders of more than fifty percent (50%) of the outstanding shares of Common Stock, the holder of this Warrant shall have been given a reasonable opportunity then to elect to receive, either (x) the stock, securities, cash or properties he would have received pursuant to CLAUSE (i) immediately preceding or (y) the stock, securities, cash or properties issued to previous holders of the Common Stock in accordance with such offer, or the equivalent thereof. In any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustment of the Purchase Price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The above provisions of this paragraph shall similarly apply to successive reorganizations, reclassification, consolidations, mergers, sales, transfers or other dispositions.

         (e) Upon any adjustment of the Purchase Price or the number of shares of Common Stock purchasable pursuant to this Warrant, then and in each such case the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, which notice shall state the warrant purchase price resulting from such adjustment and or the increase or decrease, if any, in the number of shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. No notice shall be required by this section unless the adjustment to the Purchase Price is an amount greater than $.10 per share, but notice of any such lesser adjustment shall be made at the time and together with the next subsequent adjustment which shall be an amount greater than $.10 per share.

         (f) In case at any time:

                  (1) The Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends out of earned surplus) to the holders of its Common Stock;

                  (2) The Company shall offer for subscription pro rata to the holders of its Common stock any additional shares of stock of any class or other rights;

                  (3) There shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger or amalgamation of the Company with, or sale of all or substantially all of its assets to, another corporation; or

                  (4) There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to the holder of this Warrant (aa) at least ten days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, amalgamation, dissolution, liquidation or winding up, and (bb) in the case of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding up, at least ten days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (aa) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (bb) shall also specify the date on which the holders of Common stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company.

7. NO RIGHTS AS A STOCKHOLDER. The Warrant shall not entitle the holder hereof to any rights as a stockholder of the Company, including, without limitation, voting rights.

         This Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company referred to in the second paragraph hereof by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when so endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until each transfer on such books, the Company may treat the registered holder hereof as the owner hereof for all purposes.

         This Warrant is exchangeable, upon the surrender hereof by the holder hereof at such office or agency of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by such holder hereof at the time of such surrender.

         IN WITNESS WHEREOF, Technest Holdings, Inc., has caused this Warrant to be signed by its duly authorized officers under its corporate seal, and this Warrant to be dated ______________.

ATTEST:                                              TECHNEST HOLDINGS, INC.

_____________________                                By: _______________________
Secretary [Clerk]                                    Name: _____________________
                                                     Title: ____________________

                             SUBSCRIPTION AGREEMENT

                                                                 Date __________

To

         The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to subscribe for and purchase Common Shares covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by this Warrant.

                                                     Signature _________________

                                                     Address____________________



                               __________________

                                   ASSIGNMENT

         FOR VALUE RECEIVED ___________________ hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of Common Shares Thereby covered set forth hereinbelow unto:

    NAME OF ASSIGNEES                  ADDRESS                    NO. OF SHARES
    -----------------                  -------                    -------------





Dated: _________, 19__

                                                     Signature _________________

                                                     Address____________________